Exhibit 16

MANAGERS AMG FUNDS

POWER OF ATTORNEY

KNOW ALL PERSON’S BY THESE PRESENTS, that each of the persons whose name appears below hereby nominates, constitutes and appoints Christine C. Carsman, Donald S. Rumery, John H. Streur, and Keitha L. Kinne (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any way and all capacities, to make, execute and sign the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, of Managers AMG Funds (the “Trust”) relating to shares of the Trust proposed to be issued in connection with the anticipated reorganization transactions involving BNY Hamilton Multi-Cap Equity Fund and BNY Hamilton Municipal Enhanced Yield Fund, each a series of BNY Hamilton Funds, Inc., a Maryland corporation, and any and all amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trust, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned himself might or could do.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

/s/ Jack W. Aber	July 29, 2008
Jack W. Aber, Trustee	Date

/s/ William E. Chapman, II	July 29, 2008
William E. Chapman, II, Trustee	Date

/s/ Nathaniel Dalton	July 29, 2008
Nathaniel Dalton, Trustee	Date

/s/ Edward J. Kaier	July 29, 2008
Edward J. Kaier, Trustee	Date

/s/ Steven J. Paggioli	July 29, 2008
Steven J. Paggioli, Trustee	Date

/s/ Eric Rakowski	July 29, 2008
Eric Rakowski, Trustee	Date

July 29, 2008
Thomas R. Schneeweis, Trustee	Date

/s/ John H. Streur	July 29, 2008
John H. Streur, Trustee and President	Date

/s/ Donald S. Rumery	July 29, 2008
Donald S. Rumery, Treasurer and Chief Financial Officer	Date